EXHIBIT 4.6

Exhibit 4.6

INSTRUMENT OF
AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan, as amended from time to time, (the “Plan”), is hereby further amended as follows:"

1.	Effective as of January 1, 2006, by substituting the following for paragraph 2 of Supplement D of the Plan:

2.
Eligibility to Share in Profit Sharing Contribution.  In order to share in the allocation of any profit sharing contribution made by HTS pursuant to Paragraph 3 below for a given Plan Year, Participants employed by HTS (or its divisions, Masco, Inc. and Norm’s Utility Contractor, Inc.) must complete 1,000 Hours of Service in that Plan Year and be an Active Employee of HTS (or its divisions, Masco, Inc. and Norm’s Utility Contractor, Inc.)on the last day of the Plan Year. However, any Eligible Employee who transfers to Knife River Corporation or any of its operating companies during the Plan Year and is employed by that company on the last day of the Plan Year will be eligible to receive a pro-rated profit sharing contribution for the portion of the Plan Year during which the Participant was employed by HTS so long as the Eligible Employee has completed 1,000 Hours of Service cumulatively during the Plan Year.  Participants who meet the preceding requirement are referred to herein as “Supplement D Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off or who terminated employment due to Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, but does not mean an employee whose employment otherwise has terminated effective on or before December 31 of that Plan Year.

Explanation:  This amends the above supplement to remove separate reference to the  Valley Asphalt and Paving, Inc. division as its employees are identified as Norm’s Utility Contractor, Inc. employees and treated as such for purposes of the profit sharing contribution.

2.	Effective January 1, 2007, by adding a new Supplement D-1 to the Plan, as follows:

Supplement D-1 to the Plan Document

Provisions Relating to the
Knife River Corporation - North Central
Profit Sharing Feature

1.
Introduction. Effective January 1, 2007, both Buffalo Bituminous, Inc. and Granite City Concrete of Watkins, Inc. will merge into Bauerly Brothers, Inc., and concurrently Bauerly Brothers, Inc. will change its legal name to “Knife River Corporation. – North Central.”  Effective January 1, 2007, Knife River Corporation – North Central (“KRC- North Central”), a Participating Affiliate in the Plan, has established the profit sharing feature described in this Supplement.  The profit sharing feature shall be effective as of January 1, 2007, and shall be in addition to the Standard Matching Contributions provided by KRC – North Central pursuant to the Plan.

2.
Eligibility to Share in Profit Sharing Contributions.  In order to share in the allocation of any profit sharing contribution made by KRC – North Central pursuant to paragraph 3 below for a given Plan Year, Participants employed by KRC – North Central (or its divisions Atlas, Inc. or Pioneer Construction, Inc.) must (a) have completed 1,000 Hours of Service in that Plan Year, (b) have made Savings Contributions to the Plan during the Plan Year of not less than one percent (1%) of their Compensation, and (c) be an Active Employee of KRC – North Central (or its divisions Atlas, Inc. or Pioneer Construction, Inc.) on the last day of the Plan Year.  However, any Eligible Employee who transfers to Knife River Corporation or any of its operating companies during the Plan Year and is employed by that company of the last day of the Plan Year will be eligible to receive a pro-rated profit sharing contribution for the portion of the Plan Year during which the Participant was employed by KRC - North Central or its wholly-owned subsidiaries so long as the Eligible Employee has completed 1,000 Hours of Service cumulatively during the Plan Year.  Participants who meet the preceding requirements are referred to herein as “Supplement D-1 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off or who terminated employment due to Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, but does not mean an employee whose employment otherwise has terminated effective on or before December 31 of that Plan Year.

3.
Amount of Profit Sharing Contributions, Allocation. For each Plan Year, the Board of Directors of KRC – North Central, in its discretion, shall determine the amount (if any) of profit sharing contributions to be made to the Plan based upon the profitability of KRC – North Central.  The amount (if any) of any profit sharing contributions for KRC – North Central and each of its divisions shall be determined separately based upon the profitability of each respective division of KRC – North Central.  The amount of any such contributions for a Plan Year shall be allocated to Supplement D-1 Participants based upon their Compensation, excluding bonuses, received while employed by KRC – North Central, or the respective division of KRC – North Central,  for that Plan Year; provided, that in the case of any Supplement D-1 Participant who was a Davis-Bacon Employee at any time during the Plan Year and who received one or more Davis-Bacon Supplemental Contributions during the Plan Year pursuant to paragraph G-6 of Supplement G, such Supplement D-1 Participant’s share of the profit sharing contribution allocated under this paragraph D-1 shall be reduced, but not below zero, by any such Davis-Bacon Supplemental Contributions made during the Plan Year pursuant to paragraph G-6 of Supplement G.  Any profit sharing contributions allocated to a Davis-Bacon Employee under this Supplement D-1 shall be credited to the Davis-Bacon Employee’s Profit Sharing Account.

4.
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-1 Participants shall be vested in their Profit Sharing Accounts only upon completing three (3) Years of Vesting Service as defined below.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-1 Participant completes at least 1,000 Hours of Service.  In addition, service with KRC – North Central, the Company and all Affiliates that occurred prior to the effective date of Supplement D-1 shall be recognized for purposes of this paragraph, applying these rules as if KRC – North Central (and its affiliates at that time) were Affiliates under the Plan.  Notwithstanding the foregoing, a Participant shall be fully vested in his or her Profit Sharing Account upon Death, Disability, or attaining age 65.

5.	Use of Terms. Terms used in this Supplement D-1 shall, unless defined in this Supplement D-1 or elsewhere noted, have the meanings given to those terms in the Plan.

6.	Inconsistencies with the Plan. The terms of this Supplement D-1 are a part of the Plan and supersede the provisions of the Plan and any other

Supplement to the extent necessary to eliminate inconsistencies between the Plan or other supplements and this Supplement D-1.

Explanation:  This addendum recognizes the merger of Buffalo Bituminous, Inc. and Granite City Concrete of Watkins, Inc. (i.e., the Granite City non-union employees) into Bauerly Brothers, Inc. and the concurrent change in legal name for Bauerly Brothers, Inc. to Knife River Corporation – North Central. The above supplement also identifies each of the divisions of KRC - NORTH CENTRAL (Atlas and Pioneer) and clarifies that profitability is based on each separate division.  This supplement also identifies that Bauerly Brothers, Inc. and its divisions require a 1% contribution by the employee to be eligible to share in the profit sharing contribution.

3.	Effective January 1, 2007, by adding a new Supplement D-4 to the Plan, as follows:

Supplement D-4 to the Plan Document

Provisions Relating to the
Connolly-Pacific Co. Profit Sharing Feature

1.
Introduction.  Effective January 1, 2007, Connolly-Pacific Co. (“CPC”), a Participating Affiliate in the Plan, has established the profit sharing feature described in this Supplement.  The profit sharing feature shall be effective as of January 1, 2007, and shall be in addition to the Standard Matching Contributions provided by CPC pursuant to the Plan.

2.
Eligibility to Share in Profit Sharing Contribution.  In order to share in the allocation of any profit sharing contribution made by CPC pursuant to Paragraph 3 below for a given Plan Year, Participants employed by CPC must complete 1,000 Hours of Service in that Plan Year and be an Active Employee of CPC on the last day of the Plan Year.  However, any Eligible Employee who transfers to Knife River Corporation or any of its operating companies during the Plan Year and is employed by that company on the last day of the Plan Year will be eligible to receive a pro-rated profit sharing contribution for the portion of the Plan Year during which the Participant was employed by CPC so long as the Eligible Employee has completed 1,000 Hours of Service cumulatively during the Plan Year.  Participants who meet the preceding requirement are referred to herein as “Supplement D-4 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off or who terminated employment due to Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, but does not mean an employee whose employment otherwise has terminated effective on or before December 31 of that Plan Year.

3.
Amount of Profit Sharing Contributions, Allocation.  For each Plan Year, the Board of Directors of CPC, in its discretion, shall determine the amount (if any) of profit sharing contributions to be made to the Plan based upon the profitability of CPC.  The amount of any such contribution for a Plan Year shall be allocated to Supplement D-4 Participants, based upon their Compensation, excluding bonuses, received while employed by CPC for that Plan Year.

4.
Vesting.  Notwithstanding anything in Section 4.2 to the contrary, Supplement D-4 Participants shall be vested in their Profit Sharing Accounts only upon completing three (3) Years of Vesting Service as defined below.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-4 Participant completes at least 1,000 Hours of Service.  In addition, service with CPC, the Company and all Affiliates that occurred prior to the effective date of Supplement D-4 shall be recognized for purposes of this Paragraph, applying these rules as if CPC (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Profit Sharing Account upon Death, Disability, or attaining age 65.

5.	Use of Terms. Terms used in this Supplement D-4 shall, unless defined in this Supplement D-4 or elsewhere noted, have the meanings given to those terms in the Plan.

6.
Inconsistencies with the Plan.  The terms of this Supplement D-4 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-4.

Explanation:  This amends the above supplement to require a 1% contribution by the employee to be eligible to share in the profit sharing contribution.

4.	Effective as of October 29, 2006, by adding a new Supplement D-9 to the Plan, as follows:

Supplement D-9 to the Plan Document

Provisions Relating to the
Continental Line Builders, Inc. Special Contribution Feature

1.
Introduction.  Effective October 29, 2006, Continental Line Builders, Inc., (“CLB”) a Participating Affiliate in the Plan, has established the Special Contribution described in this Supplement.  The Special Contribution shall be in addition to the Matching Contributions provided by CLB pursuant to the Plan.

2.
Eligibility to Share in the Special Contribution.  In order to share in the allocation of any Special Contribution made by CLB, pursuant to paragraph 3 below for a given Plan Year, Participants employed by CLB must complete 1,000 Hours of Service in that Plan Year and be employed by CLB on the last day of the Plan Year; provided, however, that if the Participant's failure to complete 1,000 Hours of Service in the Plan Year and be employed by CLB on the last day of the Plan Year is due to the Participant's Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of the special contribution for such Plan Year.  Participants who meet the preceding requirements are referred to herein as "Supplement D-9 Participants."

3.
Amount of Special Contribution Allocation.  For each Plan Year, CLB shall make a special contribution to the Plan on behalf of all Supplement D-9 Participants in an amount equal to three percent (3%) of Compensation.

4.
Vesting.  Notwithstanding anything in Section 4.2 to the contrary, Supplement D-9 Participants shall be vested in their Special Contribution only upon completing three (3) years of Vesting Service as defined below.  The amount of any such contribution for a Plan Year shall be allocated to Supplement D-9 Participants based upon their Compensation, excluding bonuses received while employed by the identified Participating Affiliate

A "Year of Vesting Service" means a Plan Year in which the Supplement D-9 Participant completes at least 1,000 Hours of Service.  In addition, service with CLB, the Company, and all Affiliates that occurred prior to the effective date of Supplement D-9 shall be recognized for purposes of this Paragraph, applying these rules as if CLB was an Affiliate under the Plan.  Notwithstanding the foregoing, a Participant shall be fully vested in his or her Special Contribution account upon Death, Disability, or attaining age 65.

5.	Use of Terms. Terms used in this Supplement D-9 shall, unless defined in this Supplement D-9 or elsewhere noted, have the meanings given to those terms in the Plan.

6.
Inconsistencies with the Plan.  The terms of this Supplement D-9 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-9.

Explanation:  This above supplement implements a special 3% contribution in addition to matching contributions.

5.	Effective January 1, 2007, by substituting the following for paragraph 2 of Supplement D-21:

2.
Eligibility to Share in Profit Sharing Contributions.  In order to share in the allocation of any profit sharing contribution made by Northstar pursuant to paragraph 3 below for a given Plan Year, Participants employed by Northstar must (a) have completed 1,000 Hours of Service in that Plan Year, (b) have made Savings Contributions to the Plan during the Plan Year of not less than one percent (1%) of their Compensation, and (c) be an Active Employee of Northstar on the last day of the Plan Year.  However, any Eligible Employee who transfers to Knife River Corporation or any of its operating companies during the Plan Year and is employed by that company of the last day of the Plan Year will be eligible to receive a pro-rated profit sharing contribution for the portion of the Plan Year during which the Participant was employed by Northstar so long as the Eligible Employee has completed 1,000 Hours of Service cumulatively during the Plan Year.  Participants who meet the preceding requirements are referred to herein as “Supplement D-21 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off or who terminated employment due to Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, but does not mean an employee whose employment otherwise has terminated effective on or before December 31 of that Plan Year.

Explanation:  This amends the above supplement to require a 1% contribution by the employee to be eligible to share in the profit sharing contribution.

6.	Effective January 1, 2007, by substituting the word “RESERVED” for the entire text of Supplement D-23, Provisions Relating to the Buffalo Bituminous, Inc. Profit Sharing Feature, in its entirety.

Explanation:  This profit sharing feature covering Buffalo Bituminous is being removed due to the merger of Buffalo Bituminous, Inc. into Bauerly Brothers, Inc.

7.	Effective January 1, 2007, by substituting the word “RESERVED” for the entire text of Supplement D-25, Provisions Relating to the Bauerly Brothers, Inc. Profit Sharing Feature, in its entirety.

Explanation:  This profit sharing feature covering Bauerly Brothers, is being removed due to the merger of Buffalo Bituminous, Inc. and of Granite City Concrete of Watkins, Inc. into Bauerly Brothers, Inc. and the concurrent change in legal name for Bauerly Brothers, Inc. to Knife River Corporation – North Central.  The profit sharing feature for the consolidated entity is set forth in Supplement D-1 above.

8.
Effective January 1, 2007, by substituting the word “RESERVED” for the entire text of Supplement D-26, Provisions Relating to the Atlas, Inc., a division of Bauerly Brothers, Inc. Profit Sharing Feature, in its entirety.

Explanation:  This profit sharing feature, covering Atlas Inc. is being removed due to the merger of Buffalo Bituminous, Inc. and of Granite City Concrete of Watkins, Inc. into Bauerly Brothers, Inc. and the concurrent change in legal name for Bauerly Brothers, Inc. to Knife River Corporation – North Central.  In addition, the Knife River Corporation – North Central Supplement D-1 reflects the separate division Atlas, Inc.

9.	Effective January 1, 2007, by substituting the following for paragraph 2 of Supplement D-28:

2.
Eligibility to Share in Profit Sharing Contributions.  In order to share in the allocation of any profit sharing contribution made by Fred Carlson pursuant to paragraph 3 below for a given Plan Year, Participants employed by Fred Carlson must (a) have completed 1,000 Hours of Service in that Plan Year, (b) have made Savings Contributions to the Plan during the Plan Year of not less than one percent (1%) of their Compensation, and (c) be an Active Employee of Fred Carlson on the last day of the Plan Year.  However, any Eligible Employee who transfers to Knife River Corporation or any of its operating companies during the Plan Year and is employed by that company of the last day of the Plan Year will be eligible to receive a pro-rated profit sharing contribution for the portion of the Plan Year during which the Participant was employed by Fred Carlson so long as the Eligible Employee has completed 1,000 Hours of Service cumulatively during the Plan Year.  Participants who meet the preceding requirements are referred to herein as “Supplement D-28 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off or who terminated employment due to Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, but does not mean an employee whose employment otherwise has terminated effective on or before December 31 of that Plan Year.

Explanation:  This amends the above supplement to require a 1% contribution by the employee to be eligible to share in the profit sharing contribution.

10.	Effective January 1, 2007, by substituting the following for paragraph 2 of Supplement D-29 of the Plan, in its entirety:

Supplement D-29

Provisions Relating to the
Morse Bros., Inc. Special Contribution Feature

2.
Eligibility to Share in the Special Contributions.  In order to share in the allocation of any Special Contribution made by MBI, pursuant to Paragraph 3 below for a given Plan Year, Participants employed by MBI must have been employed for twelve consecutive months and complete 1,000 Hours of Service (prorated for the Plan Year in which the Special Contribution feature becomes effective) and be employed by MBI on the last day of the Plan Year. However, any Eligible Employee who transfers to Knife River Corporation or any of its operating companies during the Plan Year and is employed by that company on the last day of the Plan Year will be eligible to receive a pro-rated special contribution for the portion of the Plan Year during which the Participant was employed by MBI so long as the Eligible Employee has completed 1,000 Hours of Service cumulatively during the Plan Year.  Participants who meet the preceding requirements are referred to herein as “Supplement D-29 Participants.”

For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll or has been temporarily laid off or who terminated employment due to Disability, Death or Retirement on or after Normal Retirement Date during such Plan Year, but does not mean an employee whose employment has been terminated effective on or before December 31 of that Plan Year.

Explanation:  This amends the above supplement to include an end of year requirement and allows for pro-rated contributions if employees transfer to KRC or a KRC operating company.  It also amends the supplement to allow for combining of hours of service.

11.
Effective January 1, 2007, by substituting the word “RESERVED” for the entire text of Supplement D-32, Provisions Relating to the Pioneer Construction, Inc., a division of Bauerly Brothers, Inc. Profit Sharing Feature, in its entirety.

Explanation:  This profit sharing feature covering Pioneer is being removed due to the merger of Buffalo Bituminous, Inc. and of Granite City Concrete of Watkins, Inc. into Bauerly Brothers, Inc. and the concurrent change in legal name for Bauerly Brothers, Inc. to Knife River Corporation – North Central.  In addition, the Knife River Corporation – North Central Supplement D-1 reflects the separate wholly-owned subsidiary Pioneer Construction, Inc.

12.	Effective as of January 1, 2006, by substituting the following for paragraphs 3 and 4 of Supplement D-36:

3.
Amount of Special Contribution Allocation.  For each Plan Year, the Board of Directors of JTL, in its discretion, may provide eligible Hourly Participants an amount per hour of service as a Special Contribution. The amount of any such contribution for a Plan Year will be allocated to Supplement D-36 Hourly Participants for each hour of service for which the Participant receives compensation, excluding Hours of Service pursuant to a prevailing wage agreement.  In addition, the Board of Directors of JTL may credit eligible Salaried Participants with a contribution equal to eight percent (8%) of Compensation.  The amount of any such contribution for a Plan Year shall be allocated to Supplement D-36 Participants based upon their Compensation, excluding bonuses received while employed by the identified Participating Affiliate.

4.
Vesting.  Notwithstanding anything in Section 4.2 to the contrary, Supplement D-36 Participants shall be vested in their Special Contribution only upon completing three (3) years of Vesting Service as defined below.   JTL Participants subject to a collective bargaining agreement will be vested according to the terms of the collective bargaining agreement.

A "Year of Vesting Service" means a Plan Year in which the Supplement D-36 Participant completes at least 1,000 Hours of Service. In addition, service with any Affiliate that occurred prior to the effective date of Supplement D-36 shall be recognized for purposes of this Paragraph.  Notwithstanding the foregoing, a Participant shall be fully vested in his or her Special Contribution Account upon Death, Disability, or upon attaining age 65.

Explanation:  This amends the Plan to clarify the contribution for the Hourly Participants and vesting for Participants subject to a collective bargaining agreement.

13.	Effective May 5, 2006, by substituting the word “RESERVED” for the entire text of Supplement D-37, Provisions Relating to the Wm. Winkler Company Profit Sharing Feature, in its entirety.

Explanation:  This profit sharing feature, Supplement D-37, is being removed as Wm, Winkler Company only has union employees, and the union employees have not bargained for participation in the Plan.

14.	Effective as of October 29, 2006, by substituting the following for the Continental Line Builders entry on Schedule A to the Plan

Continental Line Builders, Inc. (“CLB”) shall make a matching contribution equal to one hundred percent (100%) of each CLB employee’s participating savings contribution, up to the maximum savings contribution of three percent (3%) of compensation for each pay period; provided, however, that CLB shall not make a matching contribution on behalf of any of its employees participating in the Plan who are covered by a collective bargaining agreement with CLB.

Effective October 29, 2006.

Explanation:  The matching contribution feature for Continental Line Builders is being limited to non-bargained employees because the union employees have not bargained for participation in this feature.

[signature on following page]

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this Supplement to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Administrative Committee (“EBAC”) on this 12th day of December, 2006.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ Cindy C. Redding
Cindy C. Redding, Chairman